UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to Section 240.14a-12

SmartHeat Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
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(2)	Aggregate number of securities to which transaction applies:
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(4)	Proposed maximum aggregate value of transaction:
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(5)	Total fee paid:
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☐	Fee paid previously with preliminary materials:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
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(2)	Form, Schedule or Registration Statement No.:
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(3)	Filing Party:
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(4)	Date Filed:
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Copies of all communications to:
Robert Newman, Esq.
Newman & Morrison LLP
44 Wall Street, 12th Floor
New York, NY  10005
Tel. (212) 248-1001    Fax: (212) 202-6055

NO PROXIES ARE BEING SOLICITED HEREBY.
This Notice of Annual meeting is being furnished to stockholders
FOR INFORMATION ONLY.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 30, 2014

NOTICE IS HEREBY GIVEN that an Annual Meeting of the Stockholders of SmartHeat Inc., a Nevada corporation (the “Company”), will be held on September 30, 2014 at the Boardroom at the Langham Place, 555 Shanghai Street, Mongkok, Kowloon, Hong Kong, China, commencing at 3:30 pm (China Time) for the purposes of considering and acting upon the following proposals:

1. To elect five directors to the Board of Directors (the “Board”) of the Company to serve until the next annual meeting of stockholders or until their successors are elected and qualified.

2. To ratify the appointment of Goldman Kurland and Mohidin, LLP as Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

3. To authorize the sale of shares (the “Stock Sale”) of certain subsidiaries of Company pursuant to the terms of a certain Equity Interest Purchase Agreement (the “EIPA”) dated October 10, 2013 by and among Heat PHE, Inc. (“Heat PHE”), a Nevada corporation and wholly owned subsidiary of the Company, as Seller, and Hongjun Zhang, on behalf of all of several individuals ( “Buyers”) identified in Buyers’ Response to RFP submitted to the Company on September 10, 2013 and as revised and accepted by Company on September 23, 2013, as more fully described in Forms 8-K as filed with the Securities and Exchange Commission on August 26, 2013, September 30, 2013, October 15, 2013, January 3, 2014 and April 1, 2014, copies of which are available for free at www.sec.gov and from the Company upon written request to the following address: SmartHeat Inc., Attn: Corporate Secretary, ℅ Newman & Morrison, LLP, 44 Wall Street, 12th Floor, New York, NY 10001.

4. To approve an amendment to the Credit and Security Agreement dated July 27, 2012, by and between the Company and Northtech Holdings, Inc. (“Northtech”), executed on July 14, 2014, as more fully described in the Form 8-K as filed with the SEC on July 14, 2014, copies of which are available for free at www.sec.gov and from the Company upon written request to the following address: SmartHeat Inc., Attn: Corporate Secretary, ℅ Newman & Morrison, LLP, 44 Wall Street, 12th Floor, New York, NY 10001.

5. To consider and vote upon one or more adjournments of the Annual Meeting, if necessary.

6. To transact such other business as may properly come before the Annual Meeting.

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

You are entitled to vote, either in person or by proxy only if you were a SmartHeat stockholder as of the close of business on August 15, 2014 (the “Record Date”). You are entitled to attend the Annual Meeting, either in person or by proxy, only if you were a SmartHeat stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance.

If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e., in street name), you must provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the Annual Meeting material addressed to you and provided by your broker, bank, trustee, or nominee, or similar evidence of ownership.

A Preliminary Proxy Statement was filed with the SEC on Schedule 14A on July 7, 2014 and amended on August 18, 2014 and on September 8, 2014.  The Company has received comments from the SEC regarding the Preliminary Proxy Statements which have initially been responded to by the Company in the Amended Preliminary Proxy Statements and in correspondence with the SEC; however, the Company may receive additional comments from the SEC before filing a Definitive Proxy Statement and,  accordingly, the Preliminary Proxy may be further amended or withdrawn. Until the Company files a Definitive Proxy Statement with the SEC, the Company is not permitted to solicit proxies.  The Preliminary Proxy Statement, as filed and amended, and any other relevant documents referred to herein are available for free at the SEC's website at www.sec.gov and from the Company upon written request to the Corporate Secretary at following address: SmartHeat Inc., Attn: Corporate Secretary, ℅ Newman & Morrison, LLP, 44 Wall Street, 12th Floor, New York, NY 10001.

If the Company is permitted to file a Definitive Proxy Statement prior to the meeting, the Company plans to mail it to all stockholders as soon as it is cleared for use by the SEC.  All stockholders are advised to read the Preliminary Proxy Statement, the Definitive Proxy Statement when it is available and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, a copy of which is included with this Notice, because they contain important information. The Definitive Proxy Statement, when available, and any other relevant documents will be available for free at the SEC's website at www.sec.gov and from the Company upon written request to the above address.

Mailing Date: On or About September 8, 2014.